UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 18, 2017

CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
198 Champion Court
San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 943-2600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On August 18, 2017 (the “Closing Date”), Cypress Semiconductor Corporation (the “Company”) entered into the Joinder Agreement and Amendment No. 6 to Amended and Restated Credit and Guaranty Agreement, dated as of August 18, 2017, by and among the Company, the subsidiaries of the Company party thereto as Guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Joinder Agreement and Amendment”). The Joinder Agreement and Amendment amends the Amended and Restated Credit and Guaranty Agreement, dated as of March 12, 2015, by and among the Company, the subsidiaries of the Company party thereto as Guarantors, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and Morgan Stanley Bank, N.A., as issuing bank (as amended, modified or supplemented, the “Credit Agreement”).

Pursuant to the Joinder Agreement and Amendment, the Company obtained an additional $91,250,000 principal amount of term loans (the “Additional Incremental Term Loan”) that were made a part of the tranche of term loans obtained by the Company under the Credit Agreement on July 5, 2016 (together with the Additional Incremental Term Loan, the “2016 Term Loans”). The incurrence of such Additional Incremental Term Loan is permitted as an incremental loan under the Credit Agreement and is subject to the terms of the Credit Agreement and to additional terms set forth in the Joinder Agreement and Amendment. The Additional Incremental Term Loan was fully funded on the Closing Date. After giving effect to the Joinder Agreement and Amendment, $541, 250,000 aggregate principal amount of 2016 Term Loans were outstanding. The 2016 Term Loans mature on July 5, 2021.

The proceeds of the Additional Incremental Term Loan were used together with cash on hand to repay in full all outstanding principal amount of, and accrued and unpaid interest on, the incremental term loans incurred by the Company on December 22, 2015 pursuant to the Credit Agreement. As of the Closing Date, $91,250,000 aggregate principal amount of such incremental term loans were outstanding.

The Joinder Agreement and Amendment amends the Credit Agreement to, among other things, reduce the applicable margin for the 2016 Term Loans. After giving effect to the Joinder Agreement and Amendment, the 2016 Term Loans will bear interest, at the option of the Company, at the base rate plus an applicable margin of 1.75% or the Eurodollar rate plus an applicable margin of 2.75%.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for those transactions and any advisory services.

The foregoing description is qualified in its entirety by reference to the Joinder Agreement and Amendment which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Joinder Agreement and Amendment No. 6 to Amended and Restated Credit and Guaranty Agreement, dated as of August 18, 2017, by and among Cypress Semiconductor Corporation, the guarantors party thereto, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 18, 2017	CYPRESS SEMICONDUCTOR CORPORATION

		By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Joinder Agreement and Amendment No. 6 to Amended and Restated Credit and Guaranty Agreement, dated as of August 18, 2017, by and among Cypress Semiconductor Corporation, the guarantors party thereto, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.